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                           SUBSIDIARIES OF REGISTRANT

                                                             Date and % of Voting Shares,
                                                             Partnership Interests,
                                                             Voting Trust Certificates
Name & Address                          Year & State Inc.    Capital Contributions.           Description of Activity

Ponchatoula Homestead Savings, F.A.     1994, Louisiana      July 17, 1998 owns 100%          A Savings and Loan Association
195 North Sixth Street                                       of voting shares
Ponchatoula, LA  70454

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